Exhibit 99.2
ADAPTATION OF
RESELLER AGREEMENT
This Adaptation of Reseller Agreement (the “Adaptation”) is effective as of December 29, 2006 (“Effective Date”) by and between Paradyne Networks, Inc. (“Paradyne”) and Verso Technologies, Inc. (“Verso”).
RECITALS
WHEREAS, Paradyne entered into an Asset Purchase Agreement with Verso of even date herewith (the “APA”) pursuant to which Verso has agreed to purchase certain assets from and assume certain liabilities of Paradyne related to the business of manufacturing, selling and supporting the iMARC product line and the 7123 TI CSU/DSU product (the “Business”), as specifically set forth in the APA (the “Asset Purchase”). In addition, Paradyne has entered into a License Agreement with Verso of even date herewith (the “License”) pursuant to which Paradyne has agreed to license certain intellectual property to Verso related to the Business (the “Licensed IP”), as specifically set forth in the License.
WHEREAS, in connection with the Asset Purchase, Paradyne has agreed to manufacture and sell units of iMARC products and the 7123 Ti CSU/DSU product ordered by Verso (the “Products”) during a transitional period after closing of the Asset Purchase.
WHEREAS, Zhone Technologies, Inc., Paradyne’s parent company (“Zhone”), and Verso Verilink, LLC, a wholly owned subsidiary of Verso, entered into a Reseller Agreement effective as of July 1, 2006 (the “Reseller Agreement”) which is attached hereto as Attachment A. Verso and Paradyne wish to use the Reseller Agreement as modified and supplemented by this Adaptation as the framework for the manufacture and sale of Products by Paradyne to Verso during the transitional period.
AGREEMENT
NOW THEREFORE, in exchange for the mutual covenants and agreements set forth herein, Paradyne and Verso agree as follows.
1. Subject to this Adaptation, Verso shall have the rights and obligations of Reseller and Paradyne shall have the rights and obligations of Zhone under the Reseller Agreement. Neither Verso or Paradyne shall have any liability or obligation related to any orders and purchases made by Verso Verilink, LLC from Zhone under the Reseller Agreement.
2. For purposes of this Adaptation, the term Products in the Reseller Agreement shall be limited solely to the Products and not any other products listed on Schedule A of the Reseller Agreement. Paradyne agrees to use comercially reasonable efforts to manufacture the Products in accordance with Verso’s purchase orders and and to sell them to Verso as provided in this Adaptation. Within thirty (30) days after Verso’s execution of this Adaptation, Verso shall provide Zhone with a non-binding forecast of the quantity of Products, by Product type and of expected sales of Products for the next three (3) month period (“Forecast”). By the first Friday

Adaptation of Reseller Agreement

of every month thereafter, Reseller shall provide a new Forecast for the then following three (3) month period.
3. Nothing in this Adaptation or the Reseller Agreement is intended to modify or nullify any terms or conditions set forth in the APA, the License, or the other documents delivered in connection with the Asset Purchase (the “APA Documents”). The APA Documents shall prevail in the case of any inconsistency between such documents and this Adaptation or the Reseller Agreement.
4. The pricing of the Products purchased by Verso under this Adaptation shall be Zhone’s standard material cost for such Products plus 45% . Any other pricing set forth in Schedule A to the Reseller Agreement shall not be applicable to this Adaptation.
5. Paradyne agrees that it shall not purchase any materials that qualify as Inventory as defined in the APA without Verso’s prior written approval, which shall not be unreasonably delayed. Verso and Paradyne shall confer periodically to review existing Inventory and lead times and to determine the quantities and schedule for purchases of Inventory by Paradyne. Verso shall promptly provide Paradyne with written confirmation of the purchases of Inventory that Paradyne makes. Paradyne shall use only Inventory to manufacture the Products unless otherwise authorized in writing by Verso.
6. Verso and Paradyne agree that the following provisons of the Reseller Agreement are not applicable to and shall not apply to this Adaptation: Article 1, Section 2; Article 6; Article 7; Section 8.1(b), Article 10; Article 11; Article 12; Article 14 and Section 15.9.
7. Paradyne agrees that with respect to determining under Section 8.2 of the Agreement whether a Product fails to satisfy the warranty in Section 8.1, Paradyne shall apply standards that are no more stringent than those applied by Paradyne with respect to Products sold by Paradyne when it operated the Business.
8. Paradyne shall defend, at its own expense, any suit brought against Verso on the grounds that a defect in manufacturing (but not due to a defect in design or a defect in any of the Inventory) of Product supplied by Paradyne to Verso has caused death or bodily injury or damage to tangible property; provided that Verso shall have (i) given prompt written notice to Paradyne of any such claim and furnished Paradyne with all papers received in connection therewith; (ii) permitted Paradyne to take control of the defense and settlement of any such suit; and (iii) assisted Paradyne in every reasonable manner in the conduct of such defense. The provisions of Section 8 above shall survive the termination or expiration of this Adaptation.
9. This Adaptation shall terminate on June 30, 2007 unless Paradyne and Verso agree in writing to extend the term of this Adaptation. Notwithstanding anything in this Adaptation to the contrary, this Adaptation may be canceled and terminated by either party immediately upon written notice to the other party upon the occurrence of any of the following:

Adaptation of Reseller Agreement

(a) In the event of the breach of any of the terms or conditions of this Adaptation by the other party to this Adaptation, and the breach is not cured within thirty (30) days after written notice thereof; or
(b) Upon the commencement by or against the other party to this Adaptation of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other party’s debts, or upon the other party making an assignment for the benefit of creditors, or upon commencement of any act or action concerning the othe party’s dissolution or liquidation.
11. In the event of termination or expiration of this Adaptation (other than due to Verso’s non-payment), Paradyne shall make shipment against Verso’s then-outstanding and accepted purchase orders, and Verso shall pay Paradyne for all such purchase orders in accordance with this Adaptation. The termination or expiration of this Adaptation shall in no way relieve either party from its obligation to pay the other any sums accrued hereunder prior to such termination or expiration. Neither this Adaptation, nor the termination or expiration of this Adaptation shall have any effect on the Reseller Agreement between Zhone and Verso Verilink, LLC as it applies to the other Products listed therein nor shall the terminatin of the Reseller Agreement have any effect on this Adaptation.
12. Section 15.6 of the Reseller Agreement shall be amended for purposes of this Adaptation to address communications to the attendtion of:
Paradyne Networks, Inc.
7001 Oakport Street
Oakland, CA 94621
Attention: Chief Executive Officer
Fax: (510) 777-7001
Verso Technologies, Inc.
400 Galleria Parkway, Suite 200
Atlanta, GA 30339
Attn: Chief Financial Officer
Facsimile: 678.589.3500
13. This Adaptation, including the attachments hereto and the APA Documents reflects the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous written or oral negotiations, commitments and writings. This Agreement may only be modified by a writing signed by authorized representative of both parties.

Adaptation of Reseller Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Adaptation to Reseller Agreement to be executed by their duly authorized representatives.

Paradyne Networks, Inc.			Verso Technologies, Inc.

By:	/s/ Kirk Misaka	By:	/s/ Martin D. Kidder

Print Name:	Kirk Misaka	Print Name:	Martin D. Kidder

Title:	CFO	Title:	CFO

Signature Page to Adaptation of Reseller Agreement

S-1

Attachment A
RESELLER AGREEMENT
Adaptation of Reseller Agreement